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                                                                   EXHIBIT 10.18

                             POSEIDON CAPITAL CORP.
                              115 EAST 57TH STREET
                            NEW YORK, NEW YORK 10022

May 3, 2005

FreeSeas Inc.
93 Atki Miaouli
Piraeus, Greece

Gentlemen:

         This letter agreement (the "Agreement") when executed by the parties constitutes the entire understanding and agreement between FreeSeas Inc. (the "Company") and Poseidon Capital Corp. ("Poseidon") relating to the matters set forth herein.

         1. TRANSACTION SERVICES. Poseidon shall seek to arrange a business combination between the Company and Trinity Partners Acquisition Company, Inc., a U.S. Public Company ("Trinity") pursuant to which Trinity will be merged with and into the Company and the shareholders of the Company will become the principal shareholders of the surviving entity (the "Transaction"). In connection therewith, Poseidon shall attend meetings with the Company and/or Trinity, advise and consult with the Company regarding relative valuations of the Company and Trinity, negotiate with Trinity regarding valuation and structure of the Transaction, advise the Company with respect to attorneys and accountants for the Transaction, assist the Company in dealing with attorneys and accountants, advise and consult with the Company regarding the U.S. public markets and NASDAQ and/or AMEX listings and perform such other services with respect to the Transaction as the Company may reasonably request.

         2. TRANSACTION COMPENSATION. As compensation for services rendered in connection with the Transaction, the Company shall pay to Poseidon the sum of $200,000 upon closing of the Transaction and thereafter the sum of $400,000 payable in 20 equal monthly installments on the first day of each month commencing July 1, 2005, evidenced by a promissory note.

         3. FINANCIAL CONSULTING SERVICES. In addition to the foregoing, Poseidon and the Company agree that Poseidon shall for a period of one year from the date of the closing of the Transaction, render certain financial and consulting services and advice to the Company including, but not limited to, advice with respect to private placement or public offerings of equity or debt securities in the U.S. or foreign capital markets, introductions to U.S. and foreign investment banking firms, ongoing development of the Company's business plan and business expansion strategy, evaluation and recommendation of financing options and strategic relationships, and such other services as the Company may reasonably request.

         4. FINANCIAL CONSULTING COMPENSATION. As compensation for services rendered pursuant to Article 3 hereof, the Company shall pay Poseidon the aggregate sum of $400,000, payable in amounts equal to 5% of each $1,000,000 as


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and when received by the Company from the exercise of company warrants to be outstanding upon consummation of the Transaction, it being understood that Poseidon shall not directly or indirectly be engaged in any warrant exercise solicitation. The provisions of this Section 4 shall survive the expiration of this Agreement.

         5. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Poseidon for all pre-approved travel expenses incurred in connection with the Transaction.

         6. INDEMNIFICATION. The Company will indemnify Poseidon against all claims, damages, liabilities, and litigation expenses (including Poseidon's reasonable attorney's fees and expenses), as the same are incurred relating to or arising out of its activities hereunder and caused by fraudulent activities, material misstatements, or willful misconduct of the Company, except to the extent that any claims, damages, liability, or expenses are found in a final judgment by a court of competent jurisdiction to have resulted from Poseidon's willful misconduct or gross negligence in performing the services described above. The indemnity provisions contained in this paragraph shall remain in full force and effect regardless of any termination of this Agreement.

         7. CONFIDENTIALITY. This Agreement shall be considered private and confidential by the signatories to this Agreement except as otherwise required by law. Poseidon shall agree and require a written commitment from anyone to whom Poseidon provides such information to keep confidential and maintain in strict confidence all non-public information received in the course of this engagement and to return such information to the Company upon request.

         8. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements written or oral between the Company and Poseidon with respect to the subject matter contained herein, including the letter agreement dated December 10, 2004.

         9. GOVERNING LAW. This Agreement shall be governed by New York law without reference to its conflict of law provisions. Any dispute arising under this Agreement shall be subject to arbitration in New York City.

         We very much look forward to working together with you to successfully complete this exciting and timely assignment.

Sincerely,

Agreed and accepted:

Poseidon Capital Corp.                    FreeSeas Inc.

By: /s/ Robert F. DiMarsico               By: /s/ George D. Gourdomichalis
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     Robert F. DiMarsico                     George D. Gourdomichalis
     Managing Director                       Chairman/President



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